                                                                     EXHIBIT 3.8

                                CERTIFICATE OF MERGER

                                          OF

                        TORREY WAVETEK ACQUISITION CORPORATION
                               (a Delaware corporation)

                                         INTO

                                 WAVETEK CORPORATION
                               (a Delaware corporation)


         Wavetek Corporation hereby certifies as follows:

         FIRST. The name and state of incorporation of each of the constituent corporations are Torrey Wavetek Acquisition Corporation, a Delaware corporation, and Wavetek Corporation, a Delaware corporation.

         SECOND. An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.

         THIRD.  The name of the surviving corporation is Wavetek Corporation.

         FOURTH. The certificate of incorporation of the surviving corporation shall be amended upon the filing of this certificate of merger to read in its entirety as set forth on Exhibit A attached hereto.

         FIFTH. The executed agreement of merger is on file at the principal place of business of the surviving corporation, the address of which is 9145 Balboa Avenue, San Diego, California 92123.

         SIXTH. A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         IN WITNESS WHEREOF, the undersigned has executed this certificate of merger as of June 28, 1991.


                                  WAVETEK CORPORATION


                                  By:   /s/ C. Frederick Sehnert
                                        -------------------------
                                       C. Frederick Sehnert,
                                          President
Attest:


 /s/ Sandra M. Walker
----------------------
  Sandra M. Walker,
     Secretary

                                                                       EXHIBIT A

                             CERTIFICATE OF INCORPORATION

                                          OF

                                 WAVETEK CORPORATION


         FIRST.  The name of the corporation is Wavetek Corporation.

         SECOND. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares which the corporation shall have authority to issue is 100 shares of Common Stock, and the par value of each of such shares is $1.00.

         FIFTH. The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

         SIXTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

         SEVENTH. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares at the time entitled to vote at an election of directors, whether or not the board of directors is classified as provided in subsection (d) of Section 141 of Title 8 of the Delaware Code.

         EIGHTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware Gen-eral Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article EIGHTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.